Exhibit 10.29

FLOOR PLAN FACILITY AGREEMENT

This Floor Plan Facility Agreement dated as of December 6, 2024 (as it may be amended or modified from time to time, this “Agreement”), is among RUMBLEON DEALERS, INC., a Delaware corporation (the “Borrower”), RUMBLEON, INC., a Nevada corporation (“Holdings”), WILLILAM R. COULTER (“Coulter”), MARK A. TKACH (“Tkach”, together with Coulter, the “Lenders”), and RIDENOW MANAGEMENT LLLP, an Arizona limited liability limited partnership, as Administrative Agent (the “Administrative Agent”).
1.DEFINED TERMS
“Advance” has the meaning set forth in Section 2.a.
“Advance Rate” means, as to each item of Used Inventory included in any Advance Request, 75% of the lesser of (i) the Cost of such Used Inventory or (ii) the NADA “clean” value of such Used Inventory as of the date of such Advance Request.
“Advance Maturity Date” means, with respect to each Advance, the ninety-first day after an Advance is made.
“Advance Request” has the meaning set forth in Section 2.b. “Applicable Margin” means 5.00%.
“Business Day” means any day (other than a Saturday or a Sunday) on which banks are open for business in New York City.
“Commitment Termination Date” means April 1, 2026, as may be extended in accordance with Section 2.c. hereunder.
“Cost” means, with respect to any Used Inventory, the original out-of-pocket cost to the Borrower of purchasing such Used Inventory (exclusive of any reconditioning and/or add-on costs).
“Floor Plan Commitment” means $16,000,000.
“Floor Plan Exposure” means, at any time, the sum of the aggregate outstanding principal amount of the Lenders’ Advances at such time.
“Floor Plan Facility” has the meaning set forth in Section 2.a.
“Interest Period” means with respect to any Loan, each consecutive calendar month commencing with the calendar month in which this Agreement was executed. Each Interest Period shall commence on the first day of each calendar month and if this Agreement is executed on a date other than the first day of a calendar month, the first Interest Period shall be determined as of the first day of the calendar month in which this Agreement was executed. For purposes hereof, the date of an Advance initially shall be the date on which such Advance is made and thereafter shall be the effective date of the most recent continuation of such Advance.
“Intercreditor Agreement” means that certain Intercreditor Agreement by and among the Borrower, the Administrative Agent and the Term Loan Administrative Agent, providing for (a) a second-priority security interest in favor of the Term Loan Administrative Agent to exist on the Used Inventory to secure obligations owing under the Term Loan Facility and (b) a first-priority security interest in favor of the Administrative Agent on all Used Inventory to secure the Obligations.
“Loans” means the loans and advances (including Advances) made by the Lenders pursuant to this Agreement.
“Net Settlement” means the daily payment as determined by Schedule I.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of the Borrower under this Agreement to any of the Lenders, the Administrative Agent or any indemnified party, individually or collectively, existing on the date hereof or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising or incurred under this Agreement or in respect of any of the Loans made or reimbursement or other obligations incurred in respect of any of the foregoing.
“Sales Business Day” means any day (other than a Sunday or a Monday) on which banks are open for business in New York City.
“Term Loan Administrative Agent”, means Oaktree Fund Administration, LLC, as administrative agent under the Term Loan Credit Agreement, and its successors and assigns.
“Term Loan Credit Agreement” means that certain Term Loan Credit Agreement, dated as of August 31, 2021, among RumbleOn, Inc., as borrower, the Term Loan Administrative Agent, and the lenders party thereto, as the same has been and may be further amended, restated, supplemented or otherwise modified from time to time.
“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).
“Used Inventory” has the meaning set forth in Section 2.a.

2.FINANCING PROGRAM
a.General. Subject to the terms and conditions set forth herein, each Lender severally and jointly agrees to make advances on a revolving line of credit in U.S. dollars to the Borrower to enable the Borrower to acquire ownership of, or to reimburse the Borrower for the acquisition cost of, certain previously owned motorcycles (but excluding scooters), ATVs and UTVs; (collectively, “Used Inventory”) in an aggregate principal amount that will not result in (i) the amount of disbursement of funds in connection with a loan (an “Advance”) on the date that it is made with respect to any unit of Used Inventory exceeding the Advance Rate, or (ii) the Floor Plan Exposure exceeding the Floor Plan Commitment (such Advances, collectively the “Floor Plan Facility”). Other than in the initial Advance Request, the Borrower may not request Advances with respect to motorcycles with more than 20,000 miles and ATVs and UTVs with more than 3,000 miles. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Advances at any time and from time to time.
b.Extension of Credit. Subject to the terms of this Agreement, Lenders shall extend credit to or on behalf the Borrower from time to time to enable the Borrower to fund purchases of Used Inventory. As provided in Schedule I, the Borrower shall send to Administrative Agent a report identifying the Used Inventory (by make, model, year and any other identifying feature reasonably requested by Lenders and/or the Administrative Agent) to secure the Advance, the Cost of the Used Inventory that is subject of such request, the amount of the proposed Advance (the “Advance Request”) and the Lenders shall fund such in accordance with the daily Net Settlement. By requesting an Advance, the Borrower thereby represents and warrants that it has acquired valid, unencumbered legal title to the Used Inventory that is the subject of such request.
c.Commitment Termination Date Extensions. The Borrower may request, in writing, from time to time, extensions of the Commitment Termination Date by delivering to the Administrative Agent an extension request (each an “Extension Request”) signed by an officer of the Borrower not less than two months prior to the then-scheduled Commitment Termination Date. The Lenders shall have five Business Days to accept or reject an Extension Request. A failure by the Lenders to affirmatively accept or reject an Extension Request shall be deemed to constitute a rejection of such Extension Request. Each Extension Request shall be for a period of six months, unless otherwise agreed to by the Borrower and the Lenders.
d.Commitment. The Administrative Agent and the Borrower, with the consent of all Lenders, may increase the amount of the Floor Plan Commitment at any time. The Borrower may at any time and from time to time, by written notice to the Administrative Agent, reduce, or terminate, the Floor Plan Commitment, without premium or penalty.
3.LOAN TERMS
a.Interest. The Loans shall bear interest at the Term SOFR for the Interest Period in effect plus the Applicable Margin. Notwithstanding the foregoing, during the occurrence and continuance of an Event of Default, without the necessity of any notice from or other action by the Administrative Agent (i) all Loans shall bear interest at 2.00% plus the rate otherwise applicable to such Loans or (ii) in the case of any other amount outstanding hereunder, such amount shall accrue at 2.00% plus the rate applicable to such fee or other obligation as provided hereunder.

b.Interest Calculation. Accrued interest on each Loan (accrued through the last day of the prior calendar month) shall be payable in arrears on the first Business Day of each month, and on the Commitment Termination Date.
c.Obligations. To the extent not repaid pursuant to Section 6 herein, the Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the Lenders all of the then unpaid principal amount of the Floor Plan Facility and all other Obligations on the Commitment Termination Date.
4.SECURITY INTEREST
a.Used Inventory. The Borrower hereby grants the Administrative Agent a security interest in the Used Inventory and identifiable cash proceeds thereof (the “Collateral”) designated by the Borrower as “collateral” from time to time, including, without limitation, all Used Inventory funded with Advances, and all identifiable cash proceeds thereof.
b.Perfection. The security interest in the Collateral shall be a first-priority security interest, and shall be perfected by the filing of a UCC-1 financing statement in the state of incorporation of the Borrower. A copy of the UCC-1 financing statement shall be provided to the Administrative Agent and the Lenders prior to the filing of such UCC-1 financing statement.
5.REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants that at all times while any of the Obligations are unpaid or outstanding:
a.Accuracy of Information. All information, certificates, or statements given by the Borrower to the Administrative Agent or the Lenders pursuant to this Agreement (including, without limitation the information contain in each Advance Request) will be true and complete in all material respects when given and, with respect to all financial information, all such information will fairly present, in all material respects, the Borrower’s financial condition either as of the date of delivery or, if different, the date specified therein.
b.Enforceability. This Agreement constitutes the legal, valid and binding agreement of the Borrower, and is enforceable against the Borrower in accordance with its terms, subject to customary exceptions.
6.SALES AND REPAYMENTS
a.Sale of Inventory. The Borrower may sell (but not lease) Collateral in the ordinary course of the Borrower’s business for cash or on terms customary in the trade, in each case as determined in good faith by the Borrower.
b.Repayment of Advances. The Borrower will pay the Administrative Agent the amount of the Advance associated with a financed item of Used Inventory in accordance with the daily Net Settlement. If a financed item of Used Inventory is damaged or stolen, then such event shall be treated as a sale of such item occurring on the date of damage or theft.

c.Payments in General. The Borrower may repay the Obligations in whole or in part at any time and from time to time, without premium or penalty. Subject to Section 9.f. below, all payments will be applied first to reduce the then outstanding principal amount of the Loan, second to accrued and unpaid interest on the Obligations, and then to other unpaid Obligations.
7.BORROWER’S COVENANTS
While any of the Obligations are unpaid or outstanding:
a.Maintenance of Collateral. The Borrower will: (i) keep the Collateral free from all liens, encumbrances, and security interests (other than those in favor of Administrative Agent and the Term Loan Administrative Agent pursuant to the Intercreditor Agreement) that are or may be equal or superior to the Administrative Agent’s security interest; (ii) pay and discharge when due all material taxes, license fees, levies, and other governmental charges upon it or assessed against it, other than those that are not yet due or are being contested; (iii) not sell, rent, lease, use, or otherwise dispose of the Collateral or permit it to become an accession to other goods without the Administrative Agent’s prior written consent, except for sales in the ordinary course of business; and (iv) not permit the Collateral to be sold or used in violation of any applicable law, regulation, or policy of insurance. The Borrower will immediately notify the Administrative Agent of any loss, theft, or damage to any material portion of the Collateral. Loss or theft of or damage to the Collateral will not release the Borrower from any of the Obligations. If the Borrower fails to pay any taxes, fees or other obligations and such failure may impair the Administrative Agent’s interest in the Collateral, the Administrative Agent may pay such taxes, fees, or other obligations, and the amounts paid will be an additional Loan owed by the Borrower to the Administrative Agent due and payable immediately in full.
b.Insurance. The Borrower will, at its own cost and expense, keep the Collateral and the Administrative Agent’s interest in it insured for its full value under a property insurance policy with a company reasonably acceptable to the Administrative Agent, naming the Administrative Agent as a loss-payee and containing standard lender’s loss payable and termination provisions, and the Borrower will provide Administrative Agent with written evidence of such insurance coverage and loss-payee and lender’s loss payable clauses. If the Borrower fails to obtain and maintain such insurance, the Administrative Agent may insure the Collateral and the amounts paid for such insurance will be an additional Loan owed by the Borrower to the Administrative Agent due and payable immediately in full.
c.Maintenance of Security Interest. The Borrower will, immediately upon written request by the Administrative Agent, take any action reasonably deemed advisable by the Administrative Agent to preserve the Collateral or to establish, determine priority of, perfect, continue perfected, terminate, or enforce the Administrative Agent’s interest in the Collateral or its rights under this Agreement. If an Event of Default has occurred and is continuing, or an event that with notice or the passage of time or both will constitute an Event of Default has occurred and is continuing, then upon request of the Administrative Agent at any time the Borrower shall, as promptly as practicable, provide all physical certificates of title and statements of origin pertaining to the Collateral to the Administrative Agent.

d.Records, Statements and Inspection. The Borrower will keep records respecting the Collateral that are accurate and complete in all material respects. The Borrower will comply with the reporting requirements set forth in Schedule I attached hereto. The Administrative Agent may, and the Borrower will, upon request of the Administrative Agent, verify the Collateral in the Borrower’s possession. The Borrower will also furnish to the Administrative Agent: (i) immediately upon their completion (and in no event more than 60 days after the end of the Borrower’s fiscal year), copies of the Borrower’s annual financial statements; and (ii) such other financial reports and information as the Administrative Agent may reasonably request in writing from time to time. At any reasonable time during normal business hours, the Administrative Agent, or any agent or representative of the Administrative Agent, may enter the Borrower’s business locations to: (A) examine the Collateral and the Borrower’s books and records pertaining to the Collateral wherever located; (B) make copies of such books and records; and (C) verify the Borrower’s compliance with this Agreement. The Borrower will assist the Administrative Agent or such others in whatever way reasonably necessary to make any such inspection.
e.Addresses. The Borrower will keep the Collateral at the Borrower’s principal place of business and the other locations set forth on Exhibit A. The Borrower may supplement Exhibit A at any time and from time to time by written notice to the Administrative Agent. The Borrower will give the Administrative Agent prior written notice of any (i) change in the Borrower’s identity, name, form of business organization, ownership, principal place of business, and locations of Collateral, and (ii) merger with another person, sale of all or substantially all of its assets, or purchase of all or substantially all of the assets of another person.
f.Replacement Flooring. The Borrower will use commercially reasonable efforts to obtain one or more conventional flooring lines for the purpose of replacing the Floor Plan Facility established under this Agreement. The Borrower shall periodically, and/or upon request, update Lenders on such efforts. The Borrower shall not obtain additional flooring lines to be secured by Used Inventory without Lender’s consent (such consent not to be unreasonably withheld, delayed or conditioned).
8.RIGHTS OF ADMINISTRATIVE AGENT.
a.Notification and Information. The Administrative Agent may at any time notify the bailee (for example, a third party warehouse) of any Collateral of the Administrative Agent’s security interest and obtain from the bailee an acknowledgment that the bailee is holding the Collateral for the benefit of the Administrative Agent.
b.Non-Liability of Administrative Agent; Indemnity. The Borrower releases the Administrative Agent from any liability for any act or omission relating to the Obligations, the Collateral, or this Agreement, except the Administrative Agent’s willful misconduct, gross negligence, bad faith action, or fraud. The Borrower agrees to indemnify and hold harmless the Lenders and the Administrative Agent and its directors, officers, employees, and agents, from and against any and all claims, damages, judgments, penalties, and expenses (including reasonable attorney’s fees), arising directly or indirectly from or connected with credit extended to the Borrower under this Agreement. This indemnity will survive payment in full of the Obligations.

9.DEFAULT
a.Events of Defaults. Upon the occurrence of one or more of the following events (each, an “Event of Default”), all of the Obligations will, subject to the cure periods set forth herein, at the option of Administrative Agent and upon written notice, become immediately due and payable, together with all costs and expenses of the Administrative Agent’s collection activity, including, without limitation, all reasonable attorney’s fees, and the Administrative Agent will have all rights and remedies for default provided by the applicable Uniform Commercial Code, as well as any other applicable law:
i.Nonperformance. (A) The Borrower fails to pay any portion of the Obligations when due and fails to rectify such breach within three Business Days after receipt of the Administrative Agent’s written request to do so; (B) the Borrower breaches any other term, warranty, representation, or undertaking contained herein, or in any other agreement between the Administrative Agent and the Borrower, and fails to rectify such breach within 10 Business Days after receipt of the Administrative Agent’s written request to do so; (C) any guarantor of the Obligations (each a “Guarantor”) breaches any term, warranty, representation, or undertaking contained in any guaranty agreement made by such Guarantor in favor of the Administrative Agent with respect to the Obligations (a “Guaranty”); (D) the Borrower abandons any material portion of the Collateral; (E) an event of default, as defined under the Term Loan Credit Agreement, has occurred and is continuing; or (F) the Administrative Agent discovers material inaccuracies in the Net Settlement report more than three times in any given calendar month or more than five times in any given calendar quarter.
ii.Inability to Perform. (A) An attachment or seizure is issued against any material portion of the Collateral; (B) the Borrower or any Guarantor shall cease existence as a separate corporation, partnership or limited liability company, as applicable; (C) the Borrower ceases or suspends business; (C) the Borrower makes a general assignment for the benefit of creditors; (D) the Borrower or any Guarantor becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law, or any similar law and such proceeding or petition shall continue undismissed for 60 days; or (E) any receiver is appointed for any of the Borrower’s or any Guarantor’s assets; and
iii.Misrepresentation. (A) Any material representation, statement, report, or certificate made or delivered by the Borrower or any Guarantor to the Administrative Agent to induce the Administrative Agent or the Lenders to enter into this Agreement and extend credit to the Borrower is false in any material respects when made; or (B) the Borrower misrepresents the financial condition or organizational structure of the Borrower (it being agreed that inaccuracies in Net Settlement reports shall be governed solely by Section 9.a.i(F) and not this Section 9.a.iii).
b.Rights and Remedies. At any time when an Event of Default is continuing:
i.Generally. The Administrative Agent may at any time at Administrative Agent’s election, without notice or demand to Borrower, do any or all of the following:

declare the unpaid balance of the Obligations, together with all unpaid interest on such amounts, immediately due and payable; exercise any or all rights under applicable law (including, without limitation, the right to possess, transfer, and dispose of the Collateral); and cease extending any additional credit to the Borrower.
ii.Collateral in Trust. Upon the Administrative Agent’s written request, the Borrower will segregate and keep the Collateral in trust for the Administrative Agent, and in good order and repair, and will not exhibit, sell, rent, lease, further encumber, or otherwise dispose of or use any Collateral.
iii.Assembling Collateral and Repossession. The Administrative Agent may require the Borrower, upon written demand, to assemble the Collateral and to make it available to the Administrative Agent, in good order and repair, at any convenient place reasonably designated by the Administrative Agent’s, and the Administrative Agent may enter upon the Borrower’s premises at all reasonable times to take possession of the Collateral together with all related documents.
iv.Default Rate. The default rate specified in Section 3.a shall commence and continue to accrue.
v.Disposition Of Collateral: Notice Of Disposition. The Borrower agrees that if the Administrative Agent conducts a private sale of any Collateral by requesting bids from 10 or more dealers or distributors in that type of Collateral, any sale by the Administrative Agent of such Collateral in bulk or in parcels within 120 days of either (A) the Administrative Agent’s taking possession and control of such Collateral, or (B) when the Administrative Agent is otherwise authorized to sell such Collateral, whichever occurs last, to the bidder submitting the highest cash bid therefor is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. If the Administrative Agent disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Agreement.
All rights and remedies of the Administrative Agent are cumulative. The Administrative Agent’s failure to exercise any of its rights or remedies hereunder will not waive any of its rights or remedies as to any past, current or future default.
c.Notification. At any time when an Event of Default is continuing, the Administrative Agent may, and the Borrower will, upon written request by the Administrative Agent, notify any person or entity owing the Borrower money in respect of Collateral to make payment directly to the Administrative Agent, and the Administrative Agent may enforce collection of, settle, compromise, extend, or renew the obligation of such person or entity.
d.Authority to Perform for Borrower. At any time when an Event of Default is continuing, if the Borrower fails to take any action required by this Agreement, the Administrative Agent is authorized, in the Borrower’s name or otherwise, to take any such action including, without limitation, signing the Borrower’s name or paying any amount so required, and the cost will be part of the Obligations and will be payable by the Borrower upon demand with the interest rate set forth herein.
e.Powers. The power of attorney granted by the Borrower to the Administrative Agent in Section 10.a. below includes the power during (and only during) the continuance of an Event of Default (i) to receive, open, and dispose of all mail addressed to the Borrower; (ii) to notify the U.S. Post Office authorities to change the address for delivery of all mail addressed to the Borrower to such address as the Administrative Agent may designate; and (iii) to endorse the name of the Borrower upon any instruments that may come into the Administrative Agent’s possession.
f.Expenses and Application of Proceeds. The Borrower will reimburse the Administrative Agent for any expenses incurred by the Administrative Agent in protecting or enforcing its rights under this Agreement during the continuance of an Event of Default including, without limitation, all costs of collection before and after judgment, all expenses of taking possession, holding, preparing for disposition and disposing of the Collateral, and all reasonable and documented attorney’s fees and legal expenses (including, without limitation, those incident to any action or proceeding involving the Borrower brought pursuant to the Federal Bankruptcy Code or state court receivership law). After deduction of such expenses, the Administrative Agent will apply the proceeds of disposition to the Obligations.
10.GENERAL
a.Power of Attorney. Solely during the continuance of an Event of Default, the Borrower grants the Administrative Agent an irrevocable power of attorney to: (i) execute or endorse on the Borrower’s behalf any checks, financing statements, instruments, certificates of title, and statements of origin pertaining to the Collateral; (ii) supply any omitted information and correct errors in any documents between the Administrative Agent and the Borrower; (iii) do anything the Borrower is obligated to do hereunder; (iv) initiate and settle any insurance claim pertaining to the Collateral; and (v) do anything to preserve and protect the Collateral and the Administrative Agent’s rights and interest therein. All acts of such attorney are ratified and approved, and neither such attorney nor the Administrative Agent will be liable for any act or omission (other than willful misconduct, gross negligence or fraud) or for any error of judgment or mistake of fact or law.
b.Termination. This Agreement shall terminate on the Commitment Termination Date. The Borrower may terminate this Agreement and repay the Obligations in full, without penalty or premium, at any time. Notwithstanding the foregoing, the Administrative Agent will retain all of its rights, interests, and remedies hereunder until the Borrower has paid all Obligations in full.
c.Persons Bound. This Agreement binds and benefits the Administrative Agent, the Lenders, and the Borrower, and their respective permitted successors and assigns (and in the case of any natural person, his or her respective heirs and personal representatives). The Borrower may not assign this Agreement without the prior written consent of the Administrative Agent and the Lenders. No Lender may assign this Agreement without the prior written consent of the Borrower and the Administrative Agent. The Administrative Agent may not assign this Agreement without the prior written consent of the Lenders.
d.Complete Agreement. This Agreement expressly, completely, exclusively, and finally sets forth all the agreements, conditions, and covenants of the Borrower and the Administrative Agent regarding the subject matter hereof, and it does not need evidence (written or oral) of prior, contemporaneous, or subsequent statements or representations (express or implied) to reflect the intentions of the parties.
e.Interpretation. Time is of the essence. THE VALIDITY, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT ARE DETERMINED AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ARIZONA WITHOUT REGARD TO CHOICE OF
LAW RULES. All terms not otherwise defined have the meanings assigned to them by the version of the Uniform Commercial Code applicable in the State of Arizona. The invalidity of any provision of this Agreement will not affect the validity of any other provisions.
f.Notices. All notices from the Administrative Agent and/or Lenders to the Borrower will be sufficiently given if mailed, delivered or emailed to the Borrower at the addresses specified below its signature block; provided that, notice given by email shall only be sufficiently given if the Borrower acknowledges such email in writing. All notices from the Borrower to the Administrative Agent and/or the Lenders will be sufficiently given if mailed, delivered or emailed to the Administrative Agent and/or the Lenders, as applicable, at the addresses specified below their signature blocks; provided that, notice given by email shall only be sufficiently given if the Administrative Agent and/or Lenders acknowledge such email in writing. Any party hereto may change its address by written notice to the other parties.
g.Consent to Jurisdiction. The Borrower consents to the jurisdiction of any state or federal court situated in Maricopa County, Arizona, and waives any objection based on lack of personal jurisdiction, improper venue, or inconvenient forum, with regard to any actions, claims, disputes or proceedings relating to this Agreement, any other document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. The Borrower waives personal service of any and all process upon it, and consents to all such service of process made by mail or by messenger directed to it at the address specified below.
h.Waiver of Jury Trial.    THIS AGREEMENT CONTAINS JURY WAIVER
PROVISIONS. The Borrower, the Administrative Agent and the Lenders hereby waive any and all right to trial by jury in any action or proceeding relating to this Agreement, any other document delivered hereunder or in connection herewith, or any transaction arising from or connected to any of the foregoing. The Borrower, the Administrative Agent and each Lender represents that this waiver is knowingly, willingly, and voluntarily given.
i.Guaranty. Holdings hereby absolutely, unconditionally and irrevocably guarantees the payment in full of the Obligations as a “Guarantor” under this Agreement. This is a guarantee of payment and not collection and the liability of the Guarantor is primary and not secondary.

Lenders:

/s/ William R. Coulter

WILLIAM R. COULTER

Address:

[***]

/s/ Mark A. Tkach

MARK A. TKACH

Address:

[***]

Borrower:

RUMBLEON DEALERS, INC.

By:	/s/ Brandy Treadway
Name:	Brandy Treadway
Title:	Secretary

Borrower Address (Principal Place of Business): 901 W. Walnut Hill Lane, Suite 110A
Irving, Texas 75038 Borrower Email Address:

Holdings:

RUMBLEON, INC.

By:	/s/ Tiffany Kice
Name:	Tiffany Kice
Title:	Chief Financial Officer

Borrower Address (Principal Place of Business): 901 W. Walnut Hill Lane, Suite 110A
Irving, Texas 75038

Borrower Email Address:
[***]

Administrative Agent:

RIDENOW MANAGEMENT, LLLP

By:	/s/ William Coulter
Name:	William Coulter
Title:	General Partner

Administrative Agent Address (Principal Place of Business):

[***]
Attn: Bill Coulter

Administrative Agent Email Address: [***]

Schedule I

Daily Net Settlement

Additional Reporting

On each Business Day, the Borrower will prepare a report calculating the Net Settlement which will contain the following:

•A true and correct list of all outstanding floored Used Inventory including year, make, model, class, Cost, and Advance amounts as of the beginning of the day.

•A true and correct list of all payoffs required for the day, including:
oFinalized sales (determined by comparing floored units in inventory for the current business day with floored units in inventory for the prior day; detailed support to be included).
oSold but not yet finalized sales (determined by identifying any units listed on the current DOC report but not finalized for more that one Sales Business Day; detailed support to be included).

•A true and correct list of all newly purchased Used Inventory for which no Advance has yet been made.

•A true and correct list of all outstanding floored Used Inventory as of the end of the day, taking into consideration the payoffs and new Advances calculated above.

When the payoff amounts above exceed the new Advances above, the daily Net Settlement payment will be from the Borrower to the Administrative Agent.

When the payoff amounts above are less than the new Advances above, the daily Net Settlement payment will be from the Administrative Agent to the Borrower.

Exhibit A
Location of Collateral

Exhibit A
Location of Collateral

Loc#	Loc Type	Loc Name	Street Address	City	State	Zip
AL01	Store	Huntsville	12401 S. Memorial Pkwy	Huntsville	AL	35803
AZ01	Store	Chandler	2677 E Willis Rd	Chandler	AZ	85286
AZ03	Store	Peoria	8546 W Ludlow Drive	Peoria	AZ	85381
AZ03	Storage Lot	Peoria	8644 W Ludlow Dr	Peoria	AZ	85381
AZ03	Warehouse	Peoria	8716 West Ludlow Drive, #14	Peoria	AZ	85381
AZ04	Store	Tucson	7501 E 22nd St	Tucson	AZ	85710
AZ05	Store	Surprise	15380 W Bell Rd	Surprise	AZ	85374
AZ05	Storeage	Surprise	13250W Cactus Road, #108	Surprise	AZ	85379
AZ05	Warehouse	Surprise	11470 N. Dysart Road	Surprise	AZ	85379
AZ06	Store	Tucson (on Ina)	4375 W Ina Rd	Tucson	AZ	85741
AZ07	Store	Arrowhead H-D	16130 N Arrowhead Fountains Ctr Dr	Peoria	AZ	85382
AZ08	Store	Goodyear	13690 W Test Dr	Goodyear	AZ	85338
AZ08	Warehouse	Goodyear	1250 North Fairway Drive	Avondale	AZ	85323
AZ09	Store	Chandler H-D	6895 W Chandler Blvd	Chandler	AZ	85226
AZ10	Store	Tucson H-D	7355 N 1-10 Eastbound Frontage Rd	Tucson	AZ	85743
AZ11	Store	Phoenix	17202 N Cave Creek Rd	Phoenix	AZ	85032
AZ11	Warehouse	Phoenix	1510 East Bell Road	Phoenix	AZ	85022
AZ11	Storage	Phoenix	1188 E CAMELBACK RD	Phoenix	AZ	85014
AZ13	Store	Apache Junction	1350 Clearview Road	Mesa	AZ	85209
AZ16	Store	Old Pueblo H-D	7503 E 22nd St	Tucson	AZ	85710
AZ17	Store	Tucson Indian	4037,4039,4043 N Oracle Rd	Tucson	AZ	85705
AZ18	Store	Roadrunner H-D	1402 N. 159th Avenue	Goodyear	AZ	85395
AZH3	Warehouse	AZ Fulfillment	3333 N Arizona Ave	Chandler	AZ	85225
CA01	Store	El Cajon H-D	621 El Cajon Blvd	El Cajon	CA	92020
CA03	Store	SoCal	1725 Hacienda Dr Ste C	Vista	CA	92081
CA03	Warehouse	SoCal	2575 Pioneer Ave Ste 106	Vista	CA	92081
FL01	Store	Ocala	3880 N US Highway 441	Ocala	FL	34475
FL01	Store B2	Ocala	3920 N US Highway 441	Ocala	FL	34475
FL01	WH3	Ocala	3940 N Highway 441	Ocala	FL	34475
FL07	Store	Gainesville	4820 NW 13th St	Gainesville	FL	32609
FL08	Store	Daytona Beach	290 N Beach Street	Daytona Beach	FL	32114
FL08	WH	Daytona Beach	133 Mary McLeod Bethune Boulevard	Daytona Beach	FL	32114
FL09	Store	Jacksonville	6407 Blanding Blvd.	Jacksonville	FL	32244
FL10	Store	War Horse H-D	5331 North US Highway 441	Ocala	FL	34475
FL12	Store	Daytona Beach	450 Ridewood Avenue	Daytona Beach	FL	32117
FL13	Store	Beach Blvd	10315 & 10377 Beach Blvd	Jacksonville	FL	32246
FL13	Storage	Beach Blvd	10263 Beach Blvd	Jacksonville	FL	32246
FL15	Store	Tallahassee	3355 Capital Circle NE	Tallahassee	FL	32308
FL15	Parking	Tallahassee	2815 Industrial Plaza Dr.	Tallahassee	FL	32308
GA01	Store	Canton	645 Riverstone Pkwy	Canton	GA	30114
GA02	Store	McDonough	755 Industrial Blvd	McDonough	GA	30253
KS01	Store	Olathe	800 North Rogers Road	Olathe	KS	66062
KS01	Warehouse	Olathe	1360 S Enterprise Street	Olathe	KS	66062
MA01	Store	Revolution Road H-D	751 N. Main St.	West Bridgewater	MA	02379
NC01	Store	Concord	254 Concord Pkwy S	Concord	NC	28027
NV01	Store	Boulder	6350 Boulder Hwy	Las Vegas	NV	89122
NV04	Store	Las Vegas	3800 N Rancho Dr	Las Vegas	NV	89130
NV04	Store L2	Las Vegas	3850 N Rancho Dr	Las Vegas	NV	89130
NV07	Store	Sin City Indian	6550 South Buffalo Drive	Las Vegas	NV	89113
NVH1	Warehouse	Nevada Warehouse	6335 North Hollywood boulevard. ste #125	Las Vegas	NV	89115
OH01	Store	Powder Keg H-D	2383 Kings Center Ct	Mason	OH	45040
OH02	Store	Cincinnati Indian	4951 Dixie Hwy	Fairfield	OH	45014
OK01	Store	Fort Thunder H-D	500 SW 11th St	Moore	OK	73160
SD01	Store	Sturgis	1544 Lazelle St	Sturgis	SD	57785
TX01	Store	Black Gold H-D	1007 State Highway 121	Allen	TX	75013
TX02	Store	Dallas H-D	1334 W Centerville Rd	Garland	TX	75041
TX04	Store	Forney	117 E US Highway 80	Forney	TX	75126
TX05	Store	Austin	11405 N Interstate 35	Austin	TX	78753
TX05	Warehouse	Austin	16221 Central Commerce Dr	Pflugerville	TX	78660
TX06	Store	Central Texas H-D	2801 N Interstate 35	Round Rock	TX	78664

TX07	Store	Georgetown	2534 N Austin Ave	Georgetown	TX	78626
TX08	Store	Fort Worth	3101 W. Loop 820 S.	Fort Worth	TX	76116
TX09	Store	Weatherford	3202 E. Interstate Hwy 20	Hudson Oaks	TX	76087
TX10	Store	Hurst	633 N.E. Loop 820, Hurst	Hurst	TX	76053
TX11	Store	Lewisville	1320 S. Stemmons Fwy	Lewisville	TX	75067
TX12	Store	McKinney	3850 N. Central Expressway	McKinney	TX	75070
TX13	Store	Burleson	2521 SW Wilshire Blvd.	Burleson	TX	76028
TX14	Store	Dallas	9938 Plano Road, Dallas	Dallas	TX	75238
TX15	Store	Decatur	201/201A W. Thompson St.	Decatur	TX	76234
TX16	Store	Denton	3801 N. Interstate 35,	Denton	TX	76207
TX17	Store	Farmers Branch	13700 N. Stemmons Fwy	Farmers Branch	TX	75234
TX18	Store	Houston (Used Only)	14902 N Fwy Service Rd	Houston	TX	77090
TXH2	Warehouse	RideNow Fulfillment	2709 Graham Cracker Dr	Fort Worth	TX	76117
TXH3	Warehouse	I35 Whse (vacant)	10717 North Freeway	Fort Worth	TX	76177
WA01	Store	Rattlesnake H-D	3305 West 19th Avenue	Kennewick	WA	99338
WA02	Store	Tri-Cities	3306 West 19th Avenue	Kennewick	WA	99338
WA02	Store L2	Tri-Cities	3307 West 19th Avenue	Kennewick	WA	99338